EXHIBIT 99.1

CHROMADEX CORPORATION REPORTS FIRST QUARTER 2020 FINANCIAL RESULTS

First Quarter 2020 Highlights vs. First Quarter 2019

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Strong growth in net sales to $14.3 million, higher gross margins, and significantly improved marketing efficiency year-over-year.
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Tru Niagen net sales of $11.1 million, a 50% increase year-over-year.
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Net loss was ($5.9) million or ($0.10) per share, an improvement of $0.05 per share year over year. Adjusted EBITDA excluding total legal expense, a non-GAAP measure, was a loss of ($0.3) million, a $2.4 million improvement year-over-year.
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Launched Tru Niagen online in Australia with distribution partner, Matakana Health Limited, and online through Persona, a Nestlé Health Science company and leading personalized vitamin subscription program.
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Expanded global retail partnership with A.S. Watson Group in April, launching Tru Niagen in 200 Superdrug U.K. stores and introducing a new product, Tru Niagen Beauty, in 230 Watsons Hong Kong stores.
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Commenced preclinical studies exploring the potential impact of increasing NAD+ with nicotinamide riboside on coronavirus infection.

LOS ANGELES, May 11, 2020 (BUSINESS WIRE) - ChromaDex Corp. (NASDAQ:CDXC) today reported first quarter 2020 financial results.

“We had a strong first quarter with total net sales of $14.3 million and further global expansion,” says ChromaDex CEO Rob Fried. “We made swift, targeted adjustments to the business, streamlining costs, updating marketing messages, and prioritizing scientific research focused on viral stress on immune response at the cellular level.”

Results of operations for the three months ended March 31, 2020

For the three months ended March 31, 2020 (“Q1 2020”), ChromaDex reported net sales of $14.3 million, up 43% compared to $10.0 million in the first quarter of 2019 ("Q1 2019"). The increase in Q1 2020 revenues was driven by growth in sales of Tru Niagen and Niagen ingredient revenues.

Gross margin increased by 520 basis points to 57.9% in Q1 2020 compared to 52.8% in Q1 2019. The increase in gross margin was largely driven by the positive impact of increased Tru Niagen consumer product sales and product cost saving initiatives, while Q1 2019 gross margin had a negative impact of 250 basis points with a charge related to the wind down of Purple Corn ingredient sales.

Operating expenses increased by $0.5 million to $14.2 million in Q1 2020, compared to $13.7 million in Q1 2019. The increase in operating expenses was driven by an increase of $0.5 million in general and administrative expense, and an increase of $0.3 million of selling and marketing expense, partially offset by $0.2 million of lower R&D expense. The increase in general and administrative expense was driven by $1.0 million of severance and restructuring costs related to organizational realignment initiatives.

The net loss for Q1 2020 was ($5.9) million or ($0.10) per share compared to a net loss of ($8.3) million or ($0.15) per share for Q1 2019.

Adjusted EBITDA excluding total legal expense, a non-GAAP measure, was a loss of ($0.3) million for Q1 2020, compared to a loss of ($2.7) million for Q1 2019, a $2.4 million improvement.

ChromaDex defines Adjusted EBITDA excluding total legal expense as net income or (loss) which is adjusted for interest, income tax, depreciation, amortization, non-cash stock compensation costs, severance and restructuring expense, bad debt expense related to Elysium Health and total legal expense.

For Q1 2020, the net cash used in operating activities was ($5.2) million versus ($3.0) million in Q1 2019. In Q1 2019, the net cash used in operating activities was partially offset by $4.0 million upfront payment received from Nestlé Health Science for the supply of Niagen ingredient.

2020 Outlook

Looking forward, the impact of COVID-19 on revenues is difficult to predict and the Company is managing expenses to mitigate the bottom-line impact. The Company does not expect any supply chain disruption at this time and, based on trends-to-date, expects continued revenue growth this year. Based on the Company’s current financial outlook, revenue growth will be driven by its U.S. ecommerce business, new international market launches with its partners and distributors, such as in the U.K. and Australia, new online platforms, including Persona, a Nestlé Health Science company, and our new product launch, Tru Niagen® Beauty.  The Company expects continued gross margin improvement driven by a higher mix of Tru Niagen® sales, product design changes implemented in late 2019, and additional supply chain cost savings initiatives in 2020. The Company expects lower selling, marketing and advertising as well as general and administrative expenses as a percentage of net sales driven by strong growth from returning customers and scale on our fixed overhead costs driven by organizational realignment initiatives, as well as new systems and processes.

Investor Conference Call

ChromaDex management will host an investor conference call to discuss the first quarter results and provide a general business update on Monday, May 11, at 4:30pm ET.

Participants should call in at least 10 minutes prior to the call. The dial-in information is as follows:

Date: Mon., May 11, 2020
Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)
Toll-free dial-in number: (833) 979-2703

International dial-in number: (236) 714-2223
Conference ID: 8259009
Webcast link: ChromaDex First Quarter 2020 Earnings Conference Call

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website at www.chromadex.com.

A replay of the conference call will be available after 7:30 p.m. ET.

Toll-free replay number: 800-585-8367
Replay ID: 8259009

The earnings press release, and its accompanying financial exhibits, will be available on the Investor Relations section of the Company website, www.chromadex.com.

About Non-GAAP Financial Measures:

Adjusted EBITDA excluding total legal expense excludes interest, income tax, depreciation, amortization, non-cash share-based compensation costs, severance and restructuring expense, bad debt expense related to Elysium Health, and total legal expense for Adjusted EBITDA excluding total legal expense. ChromaDex used these non-GAAP measures when evaluating its financial results as well as for internal resource management, planning and forecasting purposes. ChromaDex believes the presentation of its non-GAAP financial measures enhances the overall understanding of the company’s historical financial performance. These non-GAAP measures should not be viewed in isolation from or as a substitute for ChromaDex’s financial results in accordance with GAAP. Reconciliation of GAAP to non-GAAP measures are attached to this press release.

About ChromaDex:

ChromaDex Corp. is a science-based integrated nutraceutical company devoted to improving the way people age. ChromaDex scientists partner with leading universities and research institutions worldwide to discover, develop and create solutions to deliver the full potential of NAD and its impact on human health. Its flagship ingredient, NIAGEN® nicotinamide riboside, sold directly to consumers as TRU NIAGEN®, is backed with clinical and scientific research, as well as extensive IP protection. TRU NIAGEN® is helping the world AGE BETTER®. ChromaDex maintains a website at www.chromadex.com to which ChromaDex regularly posts copies of its press releases as well as additional and financial information about the Company.

Important Note on Forward Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include the quotation from ChromaDex’s Chief Executive Officer, and statements related to the impact of COVID-19 on revenues and supply chain and ChromaDex’s management of expenses to mitigate the bottom-line impact; future revenue growth being driven by ChromaDex’s U.S. ecommerce business, new international markets and online platforms, including Persona, a Nestle Health Science company, and new product launch, Tru Niagen Beauty; the expectations of gross margin improvement driven by a by a higher mix of Tru Niagen® sales, product design changes implemented in late 2019, and additional supply chain cost savings initiatives in 2020; and the expectations of lower selling, marketing and advertising expenses and lower general and administrative expenses as a percentage of net sales driven by strong growth from returning customers and scale on fixed overhead costs driven by organizational realignment initiatives, as well as new systems and processes. Other risks that contribute to the uncertain nature of the forward-looking statements are reported in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K as filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and actual results may differ materially from those suggested by these forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement and ChromaDex undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

ChromaDex Investor Relations Contact:

Brianna Gerber, Vice President of FP&A and Investor Relations
949-419-0288 ext. 127
briannag@chromadex.com

ChromaDex Media Contact:

Alex Worsham, Senior Director of Global Corporate Communications
310-388-6706 ext. 689
alexw@chromadex.com

ChromaDex Corporation

ChromaDex Corporation and Subsidiaries

Condensed Consolidated Statements of Operations
For the Three Month Periods Ended March 31, 2020 and March 31, 2019
(In thousands, except per share data)

	Mar. 31, 2020	Mar. 31, 2019

Sales, net	$14,345	$10,048
Cost of sales	6,034	4,747

Gross profit	8,311	5,301

Operating expenses:
Sales and marketing	4,447	4,174
Research and development	919	1,168
General and administrative	8,835	8,331
Operating expenses	14,201	13,673

Operating loss	(5,890)	(8,372)

Nonoperating expense:
Interest income (expense), net	(12)	35
Nonoperating income (expense)	(12)	35

Net loss	$(5,902)	$(8,337)

Basic and diluted loss per common share	$(0.10)	$(0.15)

Basic and diluted weighted average common shares outstanding	59,782	55,325

See Notes to Consolidated Financial Statements in Part I of ChromaDex's Quarterly Report on Form 10-Q to be filed with Securities and Exchange Commission.

ChromaDex Corporation and Subsidiaries

Condensed Consolidated Balance Sheets
March 31, 2020 and December 31, 2019
(In thousands, except per share data)

	Mar. 31, 2020	Dec. 31, 2019
Assets

Current Assets
Cash, including restricted cash of $0.2 million and $0.2 million, respectively	$13,608	$18,812
Trade receivables, net of allowances of $0.1 million and $2.8 million, respectively;
Receivables from Related Party: $0.5 million and $0.8 million, respectively	3,558	2,175
Inventories	11,280	11,535
Prepaid expenses and other assets	701	996
Total current assets	29,147	33,518

Leasehold Improvements and Equipment, net	3,613	3,765
Intangible Assets, net	1,249	1,311
Right of Use Assets	799	891
Other Long-term Assets	802	762

Total assets	$35,610	$40,247

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable	$8,159	$9,626
Accrued expenses	5,249	4,415
Current maturities of operating lease obligations	614	595
Current maturities of finance lease obligations	206	258
Customer deposits	238	169
Total current liabilities	14,466	15,063

Deferred Revenue	3,873	3,873
Operating Lease Obligations, Less Current Maturities	687	848
Finance Lease Obligations, Less Current Maturities	36	18

Total liabilities	19,062	19,802

Commitments and Contingencies

Stockholders' Equity
Common stock, $.001 par value; authorized 150,000 shares; issued and outstanding March 31, 2020 59,605 shares and
December 31, 2019 59,562 shares	60	60
Additional paid-in capital	144,290	142,285
Accumulated deficit	(127,802)	(121,900)
Total stockholders' equity	16,548	20,445

Total liabilities and stockholders' equity	$35,610	$40,247

See Notes to Consolidated Financial Statements in Part I of ChromaDex's Quarterly Report on Form 10-Q to be filed with Securities and Exchange Commission.

ChromaDex Corporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA

	Q3 2018	Q4 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020
(In thousands)
Net loss, as reported	$(8,605)	$(8,218)	$(8,337)	$(7,755)	$(7,202)	$(8,853)	$(5,902)
Adjustments:
Interest (income) expense	9	(22)	(35)	575	314	(7)	12
Depreciation	169	171	173	190	196	203	214
Amortization of intangibles	59	60	61	61	62	62	62
Amortization of right of use assets	-	-	138	141	144	92	92
Share-based compensation	1,317	1,985	2,029	1,759	1,687	1,697	1,873
Severance and restructuring	-	-	-	-	-	200	953
Elysium-related bad debt expense	-	-	-	-	-	2,233	-
Adjusted EBITDA	$(7,051)	$(6,024)	$(5,971)	$(5,029)	$(4,799)	$(4,373)	$(2,696)

Total legal expense	2,723	2,045	3,250	2,926	2,944	2,226	2,380

Adjusted EBITDA excluding total legal expense	$(4,328)	$(3,979)	$(2,721)	$(2,103)	$(1,855)	$(2,147)	$(316)